CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                                                EXHIBIT 10.13(i)

This Fourth Amendment ("Fourth Amendment") to the Original Equipment Manufacturing Agreement dated November 3, 1997 ("Agreement") is effective as of October 26, 1997 by and between Bay Networks, Inc. ("Bay") and First Virtual Corporation ("FVC").

The parties agree as follows:

1.   DEFINITIONS

Unless otherwise defined herein, capitalized terms used in this Fourth Amendment shall have the same meaning as those used in the Agreement.

2.   MODIFICATIONS TO THE AGREEMENT

     2.1  DELIVERY OF PRODUCTS IN RESPONSE TO ORDERS.

     FVC shall use best efforts to drive down lead time for the products to [*] by January 1, 1998 via material leadtime compression and/or alternate sourcing of materials or contract manufacturing. Commencing February 1, 1998, the first paragraph of Section 2.5 of the Agreement shall be deemed deleted and replace with the following:

          FVC will deliver the product in the quantities ordered by Bay within [*] of the date the corresponding order is received by FVC (unless a later shipment date is specified in Buyer's order), provided that the terms of the order comply with the requirements specified above. The foregoing [*] delivery commitment shall not apply to orders in excess of 200% of the amount in the Month One Forecast (as defined below) covering that month unless FVC agrees in writing to larger quantities. The parties acknowledge that time is the essence of this Agreement.

          In the event that FVC fails to deliver the product within the time period described in this subsection, or for any other delivery date specified by Bay and agreed to by FVC for a specific order, Bay shall be entitled to a credit against the corresponding order in the amount calculated from the table below applied against the quantity of the product which was not delivered within the specified time period, subject to adjustment as provided below:

                                                                 Percentage of
          Actual delivery date                                   price credited
          --------------------                                   --------------
          [*] from the delivery date specified in Bay's order     No discount
          [*] from the delivery date specified in Bay's order         [*]
          [*] from the delivery date specified in Bay's order         [*]

          FVC shall respond to Bay purchase orders with written Acknowledgment of the purchase order within 48 hours of receiving each purchase order.

[*]--CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH
     THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

2.2  FORECASTING.

Rolling Forecasts: To assist FVC in delivering product in response to Bay's request, by the tenth day of each month, Bay will deliver to FVC its good faith rolling 6-month forecast of Bay's estimated demand of the products for such time period. Except for the "Month One Forecast" portion of such rolling forecast as set forth below, the submission of a forecast shall not require Bay to make any purchases and does not constitute an order, and shall not expose Bay to liability of any kind.

Fixed Forecast: The forecast for the period from the date of the forecast through one month thereafter (the "Month One Forecast") shall be considered a fixed forecast and Bay shall be obligated to place orders for the quantity of products forecast for such period.
Example:
     November 10:
          -- FVC receives Bays 6 month forecast detailing December to May
          -- Month 1 (December) set at 1000 units of x and is fixed
     December 10:
          -- FVC receives Bays 6 month forecast detailing January to June
          -- Month 1 (January) set at 2000 units of x and is fixed

Increases in the Forecast: In the event Bay increases its forecast on its monthly rolling forecast submittal whereby the Month One Forecast exceeds the amount forecast for that same time period on Bay's immediately previous monthly rolling forecast by more than 100%, such excess forecasted amount over the 100% increase shall not be used in determining late delivery penalties under Section
2.1 above unless FVC has agreed in writing and has committed to delivery for the excess product ordered.

In the event no forecast is provided by Bay in a given month, the previous months forecast will be deemed valid for the given period, and all other provisions of the Agreement relative to cancellations and upside and downside flexibility will apply.

2.3  REDUCTION IN BOM PRICES/LEAD TIMES.

Price and Lead Time Review: Bay Networks and FVC will review material costs and transfer pricing quarterly, including sharing cost information and lead and process time requirements. All such information disclosed shall be considered confidential information and protected pursuant to Section 12 of the Agreement.

Purchased Material Price Decreases from Bay: Bay will attempt to arrange for FVC to have the ability to acquire certain materials required for manufacture of the product from Bay's suppliers at Bay's pricing. In the event a COGS decrease results through use of Bay's supplier relationships, [*] of the COGS decrease shall be passed on to Bay through either a reduction in the pricing for the products to Bay or by an equivalent monthly credit to Bay of such amount. FVC agrees that it will use such materials acquired directly from Bay's suppliers, at pricing arranged by Bay, solely for production of product ordered by Bay unless authorized by both Bay and its supplier. All pricing and COGS information of Bay and FVC or their suppliers shall be considered confidential information and subject to Section 12 of the Agreement.

[*]--CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
     WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                                       2.

        2.4  PRODUCT CHANGES AND DISCONTINUANCE

        FVC shall notify Bay Networks 90 days prior to the discontinuation of any FVC product which Bay has the right to acquire under the Agreement. FVC shall notify Bay Networks 90 days prior to, or as soon as FVC becomes aware of, any material changes, software revision changes, and hardware revision changes to any FVC product which Bay has the right to acquire under the Agreement. In the event Bay Networks is in possession of FVC product which has been deemed by FVC to require mandatory rework for any reason, FVC shall rework all affected product and assume responsibility for the associated cost of the rework as part of standard warranty to Bay.

        2.5  PAYMENT FOR PRODUCTS

        Section 2.6 of the Agreement shall be modified such that until February 1, 1998, payment for the products shall be due within 15 days following Bay's receipt of both the products and the proper invoice for the products.

        2.6  EXTENSION OF AGREEMENT

        Unless earlier terminated in accordance with the terms, the Agreement shall continue for an additional one year period ending November 3, 1998.

        2.7  GOOD FAITH NEGOTIATIONS

        The parties agree that they shall enter into good faith negotiations and use all reasonable efforts to reach agreement within the next 120 days with respect to further modification of the Agreement in the following areas:

        Upside and downside flexibility percentages related to "month 2" of Bays forecast;

        Warranty and repair and duration;

        Safety Stock;

        Technical Assistance, Support and Training;

        Additional methods of COGS reductions and margin improvements; targets and methodologies.

3    PRECEDENCE

In the event of conflict between this Fourth Amendment and the Agreement, Amendment 1, Amendment 2 or Amendment 3, this Fourth Amendment shall take precedence.


First Virtual Corporation              Bay Networks, Inc.

/s/ JAMES N. NIELSEN                   /s/ WILLIAM R. SNOW
----------------------------------     -----------------------------------
Authorized Signature                   Authorized Signature

    James N. Nielsen, VP Marketing         William R. Snow, Vice President
----------------------------------     -----------------------------------
Printed Name and Title                 Printed Name and Title

                                       3.